        THIS IS AN ELECTRONIC CONFIRMING COPY OF A DOCUMENT PREVIOUSLY
                           FILED ON MARCH 17, 1994.
                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                ALLEN GROUP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ALLEN GROUP INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

[LOGO]

Philip Wm. Colburn
Chairman of the Board

                                                                  March 17, 1994

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Cleveland Marriott Society Center, 127 Public Square, Cleveland, Ohio on Thursday, April 28, 1994 at 9:30 A.M. The purposes of the meeting are set forth in the accompanying notice and proxy statement.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                           Sincerely,



                                           PHILIP WM. COLBURN
                                           Chairman of the Board

                              THE ALLEN GROUP INC.
                            25101 CHAGRIN BOULEVARD
                             BEACHWOOD, OHIO 44122

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 28, 1994

                                                                  March 17, 1994

TO THE COMMON STOCKHOLDERS OF
THE ALLEN GROUP INC.

     Notice is hereby given that the Annual Meeting of Common Stockholders of The Allen Group Inc. will be held at the Cleveland Marriott Society Center, 127 Public Square, Cleveland, Ohio, on Thursday, April 28, 1994, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of 11 directors;

          2. To approve the adoption of The Allen Group Inc. 1994 Non-Employee Directors Stock Option Plan;

          3. To ratify the appointment of Coopers & Lybrand as auditors for the Company for the year ending December 31, 1994; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 4, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. The giving of such proxy will not affect your right to revoke the proxy or to vote in person if you attend the meeting.

                                            By order of the Board of Directors

                                                    MCDARA P. FOLAN, III
                                                         Secretary

                              THE ALLEN GROUP INC.
                            25101 CHAGRIN BOULEVARD
                             BEACHWOOD, OHIO 44122

                            ------------------------

                                PROXY STATEMENT

                                                                  March 17, 1994

     The accompanying proxy is solicited on behalf of the Board of Directors of The Allen Group Inc. (the "Company") for use at the Annual Meeting of Common Stockholders to be held on April 28, 1994, or at any adjournment thereof. Any proxy received pursuant to this solicitation may be revoked by the stockholder executing it by notifying the Secretary of the Company before it is voted at the Annual Meeting, by duly executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The Board of Directors has fixed March 4, 1994 as the record date for the determination of holders of Common Stock, $1.00 par value, of the Company ("Common Stock") entitled to vote at the meeting. At the close of business on that date, the Company had outstanding 26,009,314 shares of Common Stock (exclusive of 3,090,959 shares held in its treasury). Each share of Common Stock will be entitled to one vote at the meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum.

     At the Annual Meeting, the results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Under Delaware law and the Company's Restated Certificate of Incorporation, as amended, and By-Laws, as amended, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will not be treated as either a vote for or a vote against any of the proposals to which such broker non-vote applies.

     This proxy statement and the accompanying proxy are first being mailed on or about March 17, 1994.

                             ELECTION OF DIRECTORS

     Eleven directors are to be elected at the Annual Meeting to hold office until the next annual meeting and until their successors have been elected and qualified. The Board of Directors proposes election of the persons listed below, all of whom are currently directors. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director; however, if that should occur, the proxies will be voted for the election of such other person or persons as are nominated by the Board of Directors, unless the Board reduces the number of directors. The 11 nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected.

INFORMATION REGARDING NOMINEES

      NAME, AGE AND DATE                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
   FIRST BECAME A DIRECTOR                          AND OTHER DIRECTORSHIPS
- ------------------------------   -------------------------------------------------------------
Wade W. Allen (81)............   President, WB Associates, financial and general management
April 27, 1945                     consulting, Stamford, Connecticut. Mr. Allen has been
                                   President of WB Associates since 1977. Mr. Allen was
                                   President of Allen Electric and Equipment Company, the
                                   predecessor of The Allen Group Inc., from 1956 to 1960.

      NAME, AGE AND DATE                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
   FIRST BECAME A DIRECTOR                          AND OTHER DIRECTORSHIPS
- ------------------------------   -------------------------------------------------------------
George A. Chandler (64).......   Business consultant, Princeton, New Jersey, since May 1991.
April 27, 1978                     Mr. Chandler was Chairman and Chief Executive Officer,
                                   Advanced Aluminum Products, Inc., a manufacturer of
                                   aluminum products for the building products industry,
                                   Hammond, Indiana, from July 1990 to May 1991; he was a
                                   business consultant in Milwaukee, Wisconsin, from November
                                   1989 to July 1990; and he was Chairman of the Board from
                                   July 1986 to November 1989, and President and Chief
                                   Executive Officer from October 1985 to November 1989, of
                                   Aqua-Chem, Inc., a manufacturer of packaged boilers and
                                   water treatment equipment, Milwaukee, Wisconsin. Mr.
                                   Chandler is also a director of Cumberland Holdings, Inc.,
                                   DeVlieg Bullard Inc., and Kimmins Environmental Services
                                   Corp.
Philip Wm. Colburn (65).......   Chairman of the Board, The Allen Group Inc., since December
April 29, 1975                     6, 1988 and a consultant to the Company since December 31,
                                   1991. Mr. Colburn was also Chief Executive Officer of the
                                   Company from March 9, 1988 to February 26, 1991 and
                                   President from March 9, 1988 to December 5, 1989. Mr.
                                   Colburn was President, PWC Associates, management
                                   consulting, Los Angeles, California, from June 1981 to
                                   March 9, 1988. He had been Executive Vice President of the
                                   Company from February 1976 to June 1981 and thereafter
                                   until March 9, 1988 was a consultant to the Company. Mr.
                                   Colburn is also a director of Superior Industries
                                   International, Inc. and Earl Scheib, Inc.
Dr. Jill K. Conway (59).......   Visiting Scholar, Program in Science, Technology and Society,
April 28, 1987                     Massachusetts Institute of Technology, Cambridge,
                                   Massachusetts, since July 1985. Dr. Conway was President of
                                   Smith College, Northampton, Massachusetts, from July 1975
                                   to July 1985. Dr. Conway is also a director of Arthur D.
                                   Little, Inc., Colgate-Palmolive Company, Merrill Lynch &
                                   Co. and Nike Inc.
Albert H. Gordon (92).........   Honorary Chairman, Kidder, Peabody Group Inc., investment
December 6, 1971                   bankers, New York City, since October 1986. Mr. Gordon was
                                   Chairman of the Board of Kidder, Peabody & Co.
                                   Incorporated, the predecessor of Kidder, Peabody Group
                                   Inc., from 1957 to October 1986.
William O. Hunt (60)..........   Chairman of the Board, Chief Executive Officer, President and
September 10, 1992                 director, Intellicall, Inc., a manufacturer of privately
                                   owned pay telephones, automated operator systems and call
                                   processing systems, Dallas, Texas, since December 1992, and
                                   Vice Chairman of the Board and director, Hogan Systems,
                                   Inc., a designer of integrated online application software products for financial institutions, Dallas, Texas, since
                                   August 1990. Mr. Hunt was Chairman of the Board, Chief
                                   Executive Officer and President of Alliance
                                   Telecommunications Corporation, a manufacturer of wireless telecommunications products, Dallas, Texas, from July 1989 until its acquisition by the Company on July 30, 1992, and
                                   Chairman of the Board and Chief Executive Officer from
                                   February 1986 to October 1988. Mr. Hunt is also a director of Dr. Pepper Bottling Holdings, Inc. and Michaels Stores,
                                   Inc.
J. Chisholm Lyons (66)........   Counsel, Smith, Lyons, Torrance, Stevenson & Mayer,
October 27, 1969                   barristers and solicitors, Toronto, Canada. Mr. Lyons was a partner of the law firm for 31 years until May 1, 1993 and has been counsel to the law firm since that date. Mr. Lyons has been Vice Chairman of the Board of the Company since
                                   September 1979. He was an employee of the Company from
                                   September 1979 to September 30, 1989 and is presently a
                                   consultant to the Company.

      NAME, AGE AND DATE                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
   FIRST BECAME A DIRECTOR                          AND OTHER DIRECTORSHIPS
- ------------------------------   -------------------------------------------------------------
Robert G. Paul (52)...........   President and Chief Executive Officer, The Allen Group Inc.,
March 6, 1990                      since February 26, 1991. Mr. Paul was President and Chief
                                   Operating Officer of the Company from December 5, 1989 to
                                   February 26, 1991, Senior Vice President-Finance from April
                                   1987 to December 5, 1989, Vice President-Finance from
                                   January 1987 to April 1987 and a Vice President from 1974
                                   to January 1987. He was also President of the Antenna
                                   Specialists Company division of the Company from 1978 to
                                   June 1990.
Charles W. Robinson (74)......   Chairman, Robinson & Associates Inc., a venture capital
April 24, 1979                     investment firm, Santa Fe, New Mexico, since January 1989,
                                   Chairman, Energy Transition Corporation, energy
                                   consultants, Santa Fe, New Mexico, since January 1979 and
                                   President, Dyna Yacht Inc., sailboat designer, LaJolla,
                                   California, since early 1991. Mr. Robinson is also a
                                   director of Nike Inc.
Richard S. Vokey (65).........   Vice Chairman and director, Boston Private Bank and Trust
April 26, 1977                     Company, Boston, Massachusetts, since January 1992. Mr. Vokey was Chairman and a director of Boston Private Bank and
                                   Trust Company from October 1986 to January 1992. Mr. Vokey is also a director of Nuclear Metals, Inc.
William M. Weaver, Jr. (82)...   Limited Partner Emeritus, Alex. Brown & Sons Incorporated,
April 21, 1970                     investment bankers, New York City, since February 1986. Mr.
                                   Weaver was a general partner of Alex. Brown & Sons, the
                                   predecessor of Alex. Brown & Sons Incorporated, from 1966
                                   until 1986.

INFORMATION REGARDING BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors, whose members are elected annually by the stockholders. During 1993, the Board of Directors of the Company had Audit, Management Compensation, Stock Option and Nominating Committees. At its meeting held on February 25, 1993, the Board of Directors dissolved the Stock Option Committee and assigned its duties to the Management Compensation Committee.

     Messrs. Allen, Chandler, Robinson and Vokey are the members of the Audit Committee; and Dr. Conway and Messrs. Lyons, Vokey and Weaver are the members of the Nominating Committee and were the members of the Stock Option Committee in 1993. Dr. Conway and Messrs. Lyons, Vokey and Weaver were the members of the Management Compensation Committee in 1993. Mr. Lyons resigned as a member of the Management Compensation Committee on November 9, 1993 because he could be deemed to be an "inside director" under the recent tax legislation restricting the tax deductibility of certain compensation expenses. Mr. Gordon was appointed to replace Mr. Lyons as a member of the Management Compensation Committee by the Board of Directors of the Company at its meeting held on February 24, 1994.

     The Audit Committee recommends to the Board of Directors the appointment of the independent auditors and reviews the degree of their independence from the Company; approves the scope of the audit engagement, including the cost and timing of the audit; reviews and approves any non-audit services rendered by the auditors and the fees therefor; reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company's financial staff and the extent to which recommendations made by the financial staff or by the independent auditors have been implemented.

     The Management Compensation Committee recommends to the Board salaries and incentive compensation awards for officers of the Company and its subsidiaries; reviews and approves guidelines for the administration of incentive compensation programs for other management employees; makes recommendations to the Board with respect to major compensation programs; approves the granting of bonuses under the Company's Key Management Deferred Bonus Plan (the "KMDB Plan"); and issues the Report on Executive

Compensation required to be included in the Company's proxy statement by the rules of the Securities and Exchange Commission. The Management Compensation Committee's Report on Executive Compensation for 1993 is set forth on pages 7 to 10 of this proxy statement.

     Until its dissolution in early 1993, the Stock Option Committee administered the Company's 1970 Non-Qualified Stock Option Plan (the "1970 Stock Option Plan"), 1982 Stock Plan, as amended (the "1982 Stock Plan") and 1992 Stock Plan (the "1992 Stock Plan") and granted stock options and restricted shares of the Company's Common Stock under such Plans. As described on the previous page, these duties now are performed by the Management Compensation Committee.

     The Nominating Committee selects and recommends to the Board nominees for election as directors and considers the performance of incumbent directors in determining whether to recommend them for nomination for re-election. The Nominating Committee has recommended all incumbent directors for re-election at the Annual Meeting. The Nominating Committee will consider nominees recommended by stockholders for election at the 1995 Annual Meeting of Stockholders that are submitted prior to the end of 1994 to the Secretary of the Company at the Company's offices, 25101 Chagrin Boulevard, Beachwood, Ohio 44122. Any such recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of such person to serve if nominated and elected.

     During 1993, the Board of Directors of the Company held six meetings, the Audit Committee held two meetings, the Management Compensation Committee held four meetings, the Stock Option Committee held one meeting, and the Nominating Committee held one meeting. Except for Dr. Conway, all of the directors attended 75 percent or more of the meetings held by the Board of Directors and by the Committees on which they served during 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lyons, a member of the Management Compensation Committee until his resignation from such Committee on November 9, 1993, and a member of the Stock Option Committee of the Board of Directors of the Company until its dissolution on February 25, 1993, has been Vice Chairman of the Board of Directors of the Company since September, 1979. Prior to an amendment to the Company's By-Laws adopted by the Board of Directors on September 10, 1992, the Vice Chairman was an officer of the Company.

COMPENSATION OF DIRECTORS

     Each director of the Company (other than Messrs. Colburn and Lyons, who are consultants to the Company, and Mr. Paul, who is an employee of the Company) is paid $15,000 per year for his or her services as a director and $1,000 for each meeting of the Board of Directors attended. Each member of the Audit Committee is paid $2,000 per year, each member of the Management Compensation Committee (other than Mr. Lyons when he was a member of the Committee) is paid $3,000 per year, and each member of the Nominating Committee (other than Mr. Lyons) is paid $1,000 per year, for his or her services as such member, and each such Committee member (other than Mr. Lyons) is paid $500 for each meeting of a Committee attended. Members of the Stock Option Committee received no fees as such members. Directors are not paid fees for their participation in meetings by conference telephone or for actions by unanimous written consent. Each director and Committee member is reimbursed for travel and related expenses incurred in attending meetings.

     The Board of Directors is proposing that the stockholders approve The Allen Group Inc. 1994 Non-Employee Directors Stock Option Plan (the "Directors Option Plan") at the Company's 1994 Annual Meeting of Stockholders. The purpose of the Directors Option Plan is to attract, retain and compensate highly qualified individuals who are not current employees of the Company as members of the Board of Directors. If approved by the stockholders, the Directors Option Plan will provide that each year, on the first Friday following the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as a director who is not a current or former employee of the Company automatically will receive a nonqualified stock option for 1,000 shares of Common Stock of the Company. The Directors Option Plan also will permit discretionary grants to directors who are not current employees of, but were previously employed by, the

Company. The proposal for approval and description of the Directors Option Plan is set forth on pages 23 to 27 of this proxy statement.

     The Company maintains a Matching Gift Program for the benefit of the directors of the Company. Pursuant to the Matching Gift Program, the Company will match, in amounts not to exceed $1,500 per year for each director, gifts to charitable organizations made by the directors.

     Mr. Colburn was employed as Chief Executive Officer of the Company until February 26, 1991, and as Chairman of the Board of the Company pursuant to an employment agreement that was entered into in 1988 and that extended through December 31, 1991. The agreement provided that the Company would continue to provide Mr. Colburn and his spouse, through his post-employment consulting period, medical and hospitalization benefits at least equal to the benefits they were entitled to while he was an employee of the Company and would provide life insurance coverage on Mr. Colburn for his life in an amount equal to not less than his average annual earnings during the three years of highest annual earnings in the 10 consecutive years immediately preceding his termination date, limited to whatever amount was available under the Company's group life insurance coverage. Mr. Colburn's employment agreement was amended in February 1992 to provide that the Company will continue to provide Mr. Colburn and his spouse medical and hospitalization benefits for their lives at least equal to the benefits they were entitled to as of the date of such amendment and will provide life insurance coverage on Mr. Colburn for his life in an amount equal to five times his 1991 salary, which is the amount of life insurance that the Company provided to Mr. Colburn while he was an employee of the Company and the same level of life insurance that the Company provides to all its officers and key employees. (The Company is fulfilling its obligations to provide such life insurance benefits to Mr. Colburn pursuant to the terms of a Split Dollar Insurance Agreement between the Company and Mr. Colburn.)

     Mr. Colburn's employment agreement provides for mandatory arbitration of all disputes relating to his employment agreement, his post-employment consulting agreement described below or his supplemental pension benefit agreement described on page 16 hereof and requires the Company to pay all reasonable legal expenses incurred by Mr. Colburn in connection with resolution of disputes under the agreements.

     Pursuant to an agreement entered into in 1976, and subsequently amended, Mr. Colburn provided post-employment consulting services to the Company for several years prior to March 9, 1988, when he became Chief Executive Officer of the Company, and has provided and will continue to provide post-employment consulting services to the Company for the period that commenced upon termination of his employment, which was December 31, 1991, when he elected not to extend his employment agreement, through October 31, 1997. The agreement provides for the payment by the Company to Mr. Colburn annually, during the consulting period, of $248,605, increased each June 30 during the consulting period for increases in the consumer price index, and, except after a "Change in Control" of the Company (which is defined as it is in the severance agreements described on page 17 of this proxy statement), reduced to the extent of any benefits paid to him prior to January 1, 1994 under his supplemental pension benefit agreement described on page 16 hereof but not reduced by any benefits paid to him under The Allen Group Inc. Corporate Retirement Plan. During 1992, the Company paid Mr. Colburn $260,246 in consulting fees and furnished him an automobile at the Company's expense. In addition, during the consulting period, the Company will provide Mr. Colburn with furnished office space and secretarial services while he is performing consulting services. During the consulting period, Mr. Colburn is required to furnish consulting services to the Company for up to 34 percent of his time each year, except when he is engaged in governmental service or charitable work, during which periods consulting services and compensation will be suspended, and he has agreed not to engage in or be employed by any business in competition with the Company during the term of his agreement. If the Company breaches any material provision of the consulting agreement and such breach continues for at least 30 days after notice to the Company, all benefits under the consulting agreement become nonforfeitable and the Company will pay Mr. Colburn an amount equal to the present value of all remaining consulting compensation for the remaining consulting period.

     Pursuant to an agreement entered into in September 1989, as amended in 1990, Mr. Lyons provides post-employment consulting services to the Company for the period that commenced upon termination of his employment, which was September 30, 1989, through September 30, 1992 and continuing thereafter for successive periods of 12 months each, unless either the Company or Mr. Lyons gives at least three months' notice to the contrary. No such notice was given by either party in 1993. The agreement provides for the payment by the Company to Mr. Lyons annually, during the consulting period, of $25,000. In addition, during the consulting period, the Company includes Mr. Lyons in the Company's life, medical and hospitalization and disability insurance benefit plans and furnishes him an automobile at the Company's expense. During the consulting period, Mr. Lyons is required to furnish consulting services to the Company for up to 10 percent of his time each year, and he has agreed not to engage in or be employed by any business in competition with the Company during the term of his agreement.

     The Company also has entered into supplemental pension benefits agreements with Messrs. Colburn and Lyons. For a description of the terms of these agreements, see "EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT -- Retirement Plans" on pages 14 to 16 of this proxy statement.

     For additional information with respect to the directors of the Company, see "EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT" on pages 7 to 20, and "STOCK OWNERSHIP -- Directors and Officers" on pages 21 to 23, of this proxy statement.

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     PURSUANT TO THE PROXY RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION DESIGNED TO ENHANCE DISCLOSURE OF CORPORATIONS' POLICIES TOWARD EXECUTIVE COMPENSATION, MR. WEAVER (CHAIRMAN), DR. CONWAY AND MESSRS. GORDON AND VOKEY, AS MEMBERS OF THE MANAGEMENT COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "COMPENSATION COMMITTEE"), SUBMIT THE FOLLOWING REPORT OUTLINING THE COMPANY'S COMPENSATION PLANS AND POLICIES AS THEY PERTAIN TO ROBERT G. PAUL, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY, AND THE OTHER EXECUTIVE OFFICERS OF THE COMPANY:

     The Company's executive compensation plans have been designed to attract, retain and reward high caliber executives who will formulate and execute the business plans of the Company in a manner that will provide the stockholders of the Company with a satisfactory return while assuring that the Company's executive compensation levels are fair and appropriate to both its executives and its stockholders. With these goals in mind, the Company's compensation plans and policies have been designed to ensure that total executive compensation is linked significantly to the performance of the Company, as measured by both the operating performance of the Company and the increase in the value of its shares. Although the Compensation Committee recognizes that improvement in operating performance and higher stock prices do not necessarily move in tandem over the short term, it believes that the two measurements will correlate over the long term.

     The Compensation Committee also believes that stock ownership by the Company's executive officers, encouraged by equity-based compensation plans, aligns the interests of the executive officers with those of the stockholders of the Company. Accordingly, the Compensation Committee does not plan to pay above-average base salaries to its executive officers. The Committee does expect to utilize performance-oriented and equity-based compensation to reward outstanding performance.

     By receiving some equity-based compensation during their term of employment by the Company, executive officers of the Company should become larger holders of Company stock. The use of equity-based compensation is intended to strengthen their identification with the stockholders of the Company and make increasing stockholder value a continuing focus for the Company's management group. The Compensation Committee believes that the use of equity-based compensation, combined with a focus on the operating performance of the Company, will have a long-term impact on improving the Company's financial results and increasing its stockholder value.

     STOCK OWNERSHIP GUIDELINES

     In early 1994, the Compensation Committee established stock ownership guidelines for key executives of the Company. These guidelines provide that executive officers should hold shares of the Company's Common Stock in varying amounts as a multiple of salary, ranging from a minimum of five times annual salary for the Chief Executive Officer to one time annual salary for key executives below the Vice President level.

     Although some executives are already at or above the prescribed levels, we recognize that newer employees or those recently promoted may require some period of time to achieve these levels. Therefore, the guidelines have provided for a transition period of from three to 10 years for the suggested levels to be met. The Compensation Committee intends to monitor each executive's progress towards these guidelines and will consider the executives' progress towards achieving these guidelines when deciding on future stock option awards and equity grants.

     MEASURING PERFORMANCE

     The evaluation of the performance of the key executive officer group, and the Chief Executive Officer in particular, is primarily based on measurable criteria and, to a lesser extent, certain subjective criteria. The measurable criteria include both the total return to stockholders, determined by changes in the stock price and dividends paid, and the financial performance of the business, determined by the amount of earnings per share, the return on equity and the rate of increase in earnings per share.

     Because of the dynamic nature of many of the Company's businesses and the desire to focus on long-term objectives, these criteria are measured over one-year, three-year and five-year periods. When evaluating performance with regard to an increase in base salary, the Compensation Committee assigns more weight to longer-term results, I.E., three and five-year comparisons, than to the results of a single year. They also consider comparisons of salaries for similar positions in companies of comparable size, as well as changes in the cost of living. When determining an annual incentive bonus, the Compensation Committee places more weight on the performance of the year just completed, with significantly less weight on the three and five-year results.

     The Company has had a significant tax-loss carry-forward which has been fully utilized during 1993. Therefore, the Company's earnings performance has been reviewed on both pre-tax earnings per share and after-tax earnings per share when evaluating the Company's and the Chief Executive Officer's performance. For comparative purposes, the Compensation Committee plans to review the after-tax earnings per share for 1994 and future years against fully taxed earnings per share for pre-1994 years.

     The pre-tax and after-tax earnings from continuing operations in 1993 of $33.0 million and $29.5 million, respectively, were higher than any year in the Company's history. The one-year growth rate of pre-tax and after-tax earnings from continuing operations of 29% and 35%, respectively, were substantial, and the three-year and five-year growth rates were even higher. The continuing operations return on average stockholders equity in 1993 of 18.6% pre-tax and 16.7% after-tax represented the first year that the Company met its goal of an 18% pre-tax return which it established in early 1988 (at that time, the Company was losing money and had never achieved an 18% annual pre-tax return on equity in its history).

     At year end 1993, the Company's Common Stock price was $18.125, representing a one-year increase in stockholder value, based on stock price and dividends, of 35%. The longer-term performance saw the three-year average annual increase in stockholder value equal 54%, and the five-year annual average equal 25%. These increases compare favorably with the industry indices used on the performance graph set forth on page 19 of this proxy statement.

     The subjective criteria utilized by the Board and Compensation Committee in evaluating the performance of the Company, the Chief Executive Officer and all other key executives of the Company, include but are not necessarily limited to:

           (i) the success of the Company in implementing and achieving its corporate strategic goals and the strategic goals of its individual businesses;

          (ii) the success in the development of management depth; and

         (iii) the development and maintenance of timely communication and credibility with its stockholders, financial analysts and other outside audiences.

     The corporate executives are paid annual bonuses commensurate with the Compensation Committee's evaluation of the Company's performance as described above. The annual performance bonuses for the senior managers who are responsible for specific operating businesses within the Company and its subsidiaries are based primarily on the annual operating profits of their individual businesses as measured against their profit plans. Some non-financial objectives, mutually established by those executives and the Company's senior officers at the beginning of each year, are also evaluated. Consistent with previous years, bonuses for 1993 could have ranged from zero to 75% of salary. The largest bonus in 1993 was 74% of salary, and the average bonus for this group was 44%.

     COMPENSATION ACTIONS

     As a result of the positive response from stockholder groups, the Compensation Committee has expanded its use of the restricted stock plan described in last year's proxy statement. On November 30, 1993, the Committee designated seven additional executives who were awarded a total of 133,500 restricted shares of the Company's Common Stock. These shares will vest 25% on December 31, in each of the years 2000, 2001, 2002 and 2003, unless accelerated vesting is achieved. Accelerated vesting based on achieving certain stock price and earnings per share targets cannot begin until 1997, and shares will then vest only when the following targets are reached:

        90-DAY AVERAGE                          THREE-YEAR
          STOCK PRICE                   AVERAGE EARNINGS PER SHARE
- --------------------------------     ----------------------------------
VESTING PERCENT   VESTING TARGET     VESTING PERCENT     VESTING TARGET
- ---------------   --------------     ---------------     --------------
  12 1/2%             $ 39             12 1/2%              $ 2.00
  12 1/2                43             12 1/2                 2.25
  12 1/2                47             12 1/2                 2.50
  12 1/2                52             12 1/2                 2.75

     In exchange for receiving restricted shares of the Company's Common Stock under the 1992 Stock Plan, these executives agreed to forego normal salary increases and any stock option grants for a period of two years. When salary reviews resume for this group of executive officers, any increases in salary awarded will not include an element of makeup, thus permanently reducing the fixed cash compensation of this group of executive officers. The number of restricted shares per individual was determined primarily by the value of what the executive was foregoing in compensation as well as the Company's desire for the executive to own stock in the Company and limit the amount of fixed cash compensation.

     During 1993, the Compensation Committee amended the Company's Key Management Deferred Bonus Plan, which has been in place since 1977. The KMDB Plan as originally established for executives of the Company provided a bonus pool based on 10% of the pre-tax earnings of the Company in excess of a 10% after-tax return on stockholder's equity. This bonus pool was paid out to the participants, in cash, in five equal annual installments, provided that the participant continued as an employee of the Company. In 1992, the KMDB Plan was amended to raise the return on the stockholder's equity threshold from 10% to 12% and to provide that payments under the KMDB Plan could be made in cash, restricted stock or a combination of cash and restricted stock.

     In 1993, the Compensation Committee reduced the maximum award from its historic rate of 50% to 30% of salary plus annual bonus. In 1993, the Company's return on stockholder's equity exceeded the threshold of 12% established by the KMDB Plan. Accordingly, each of the Named Executive Officers listed in the Summary Compensation Table set forth on page 11 of this proxy statement received an award under the KMDB Plan computed at 30% of their respective salary and bonus. If the cap of 30% had not been established for 1993, the payout would have been at 50% of salary and bonus.

     For 1993, the Compensation Committee decided that 60% of any award for 1993 under the KMDB Plan would be paid in restricted shares of Common Stock of the Company and the remaining 40% would be paid in cash. The Compensation Committee established this 60/40 ratio with the expectation that the cash would be utilized by the participating executives to pay taxes on the receipt of their cash and stock compensation, thereby encouraging them to retain their shares and increase their ownership of Company stock.

     BASIS FOR CHIEF EXECUTIVE'S COMPENSATION

     Mr. Paul, the President and Chief Executive Officer of the Company, did not receive a salary increase in 1993 and will not receive one in 1994. This two-year salary freeze was part of the 1992 performance-oriented restricted stock plan grant. Under the same restricted stock agreement, Mr. Paul was precluded from receiving any stock options in 1992 or 1993. On January 1, 1992, when Mr. Paul's salary was last reviewed, it was established at a point below the market average, based on a study done by an outside consultant using a large group of public corporations of comparable size in terms of sales.

     Mr. Paul's annual performance bonus for 1993, which was paid in cash in early March 1994, was 80% of his base salary. His employment contract states that his performance bonus can range from 0% to 80% of base salary. Mr. Paul's bonus was based on the Company's overall results as outlined in this report. These results were indicative of the fact that the significant progress made in previous years was continued during 1993 in terms of enhanced stockholder value, increased earnings and increased return on equity.

     Mr. Paul's grant under the KMDB Plan for 1993 was $189,000, consisting of $75,597 and 5,352 shares of restricted stock, representing 30% of his salary plus bonus. In accordance with the KMDB Plan, this percentage was the same for all participants.

     COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public corporation for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Compensation Committee and the Board of Directors intend to structure the compensation of its executive officers in a manner that should ensure that the Company does not lose any tax deductions because of the $1 million compensation limit.

     The Compensation Committee does not expect that this cap should cause the Company to lose any tax deductions in the foreseeable future. The Company's salaries for its highest paid executives are set at levels equal to or below the average for companies of comparable size and, when added to annual bonus awards, do not approach $1 million. The Company has been an early proponent of using more equity-based compensation, which can often be designed to ensure that their tax deductibility is not compromised. In addition, the Compensation Committee enacted two specific changes during 1993 to protect the future deductibility of its compensation expenses.

     As a result of the definition of an "inside Director" under Section 162(m), one member of the Compensation Committee, who could be considered an "inside Director" under Section 162(m), resigned from the Compensation Committee. In his place, another "outside Director" was appointed so the Compensation Committee now consists of four outside Directors. This change in the composition of the Compensation Committee is intended to allow future stock option grants and performance-oriented compensation plans to be instituted without limiting tax deductibility under Section 162(m).

     The November 30, 1993 restricted stock grants to seven individuals contain both time-based vesting and provisions for performance-based acceleration, and therefore are subject to the $1 million cap. These restricted stock grants, however, include provisions to ensure that the amount vested in any one year will not place the individual's earnings over the $1 million cap. Thus, no tax deduction will be lost to the Company as a result of these restricted stock grants.

                                            Respectfully submitted,




                                            William M. Weaver, Jr., Chairman
                                            Dr. Jill K. Conway
                                            Albert H. Gordon
                                            Richard S. Vokey

ANNUAL AND LONG-TERM COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by the Company and its subsidiaries to those persons who were (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), for services rendered by them in all capacities in which they served the Company and its subsidiaries during 1991, 1992 and 1993. The number of restricted shares and options reported in the Summary Compensation Table set forth below (and the footnotes thereto), the Option/SAR Grants In Last Fiscal Year Table set forth on page 13 of this proxy statement, and the Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values Table set forth on page 14 of this proxy statement have been adjusted, to the extent applicable, for the 10 percent stock dividend declared by the Board of Directors of the Company on December 3, 1991 and paid January 17, 1992 to the holders of the Company's Common Stock of record on December 23, 1991, and for the two-for-one stock split declared by the Board of Directors of the Company on September 9, 1993 and paid October 18, 1993 to the holders of the Company's Common Stock of record on September 30, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                                ------------------------
                                                ANNUAL COMPENSATION                           SECURITIES
                                       -------------------------------------    RESTRICTED    UNDERLYING
                                                              OTHER ANNUAL        STOCK        OPTIONS/        ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY    BONUS(B)    COMPENSATION      AWARDS(E)      SARS(#)      COMPENSATION(I)
- ------------------------------ ----    --------   --------   ---------------    ----------    ----------    ---------------
Robert G. Paul                 1993    $350,000  $355,957                (c)     $113,403(f)        -0-        $  66,615
  President and Chief          1992     350,000   295,848                (c)      940,408(g)        -0-           66,802
  Executive Officer            1991     292,292   300,749                (c)      143,750(h)    110,000           54,896
Robert A. Youdelman            1993     210,000   166,327                (c)       60,473(f)        -0-           40,065
  Senior Vice
  President--Finance           1992     210,000   154,716                (c)      585,258(g)        -0-           40,103
  and Chief Financial Officer  1991     210,000   187,536                (c)       86,875(h)     11,000           42,557
Frank J. Hyson                 1993     173,000   156,400                (c)       52,930(f)        -0-           44,188
  Vice President               1992     173,000    57,690                (c)      323,731(g)        -0-           44,181
                               1991     173,000    41,754                (c)          -0-           -0-           46,176
James L. LePorte, III          1993     135,000    91,805                (c)       36,445(f)        -0-           13,270
  Vice President and           1992     135,000    84,811       $  37,623(d)      370,688(g)        -0-           13,294
  Controller                   1991     135,000    98,703                (c)       52,125(h)        -0-           14,622
Erik H. van der Kaay           1993(a)  186,667    59,362                (c)       39,538(f)      8,000           31,768
  Vice President

- ---------------

(a) Mr. van der Kaay became an executive officer of the Company on February 25, 1993. Under the Securities and Exchange Commission's rules regarding the disclosure of executive compensation, no information is required to be provided for prior years during which Mr. van der Kaay was not an executive officer.

(b) Amounts listed as bonuses for each of the respective fiscal years include
    (i) annual performance bonuses earned by the Named Executive Officers with respect to such fiscal year and (ii) the cash portion of bonuses awarded under the Company's KMDB Plan to the Named Executive Officers for such fiscal year, even though the payment of the cash portion of such bonuses is paid in five equal annual installments on September 15 of each year commencing in the year following the year with respect to which such award is made and even though the right to any unpaid portions of such bonuses will be forfeited upon termination of employment for certain reasons enumerated in the Plan.

(c) Aggregate amount of such compensation is less than the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for such Named Executive Officer under "Salary" and "Bonus" for such fiscal year.

(d) Other Annual Compensation includes $35,070 paid to Mr. LePorte pursuant to the Company's relocation policy relating to the move of the Company's corporate headquarters from Melville, New York to Cleveland, Ohio during 1992.

(e) The dollar values of the restricted stock awards are based on the closing market price of the Company's Common Stock on the date of such awards. At December 31, 1993, the Named Executive Officers held 237,032 restricted shares of the Company's Common Stock in the aggregate, which are subject to forfeiture under certain circumstances for periods up to 10 years with an aggregate value (calculated by multiplying the number of restricted shares held by $18.125, the closing market price of the Company's Common Stock on December 31, 1993) of $4,948,705 as follows: Mr. Paul (101,248 shares with a value of $1,835,120), Mr. Youdelman (60,378 shares with a value of $1,094,351), Mr. Hyson (29,692 shares with a value of $538,168), Mr. LePorte (35,370 shares with a value of $641,081) and Mr. van der Kaay (46,344 shares with a value of $839,985). Dividends are paid on restricted shares of the Company's Common Stock at the same rate as paid on other outstanding shares of the Company's Common Stock.

(f) On February 23, 1994, the named Executive Officers were awarded the following numbers of restricted shares of the Company's Common Stock under the 1992 Stock Plan, which restricted shares constituted 60 percent of the bonus awarded for 1993 to each Named Executive Officer under the Company's KMDB Plan: Mr. Paul (5,352), Mr. Youdelman (2,854), Mr. Hyson (2,498), Mr. LePorte (1,720) and Mr. van der Kaay (1,866). These restricted shares of the Company's Common Stock will vest in five equal annual installments on September 15 of each year commencing in 1994, provided that the right to receive any such restricted shares which are not vested will be forfeited upon termination of employment for certain reasons enumerated in the KMDB Plan.

(g) On April 28, 1992, the Named Executive Officers (exclusive of Mr. van der
    Kaay) were awarded the following number of restricted shares of the Company's Common Stock under the 1992 Stock Plan: Mr. Paul (70,000), Mr. Youdelman (44,000), Mr. Hyson (24,000) and Mr. LePorte (28,000). These restricted shares of the Company's Common Stock will vest 25 percent on January 1, in each of the years 1999, 2000, 2001 and 2002, unless accelerated vesting is achieved. Accelerated vesting based on achieving certain stock price and earnings per share targets cannot begin until the year 1995, and such shares will then vest only when the following targets have been reached:

        90-DAY AVERAGE                          THREE-YEAR
          STOCK PRICE                   AVERAGE EARNINGS PER SHARE
- ---------------------------------     ----------------------------------
VESTING PERCENT    VESTING TARGET     VESTING PERCENT     VESTING TARGET
- ---------------    --------------     ---------------     --------------
  12 1/2%            $18.50            12 1/2%              $ 1.25
  12 1/2              20.50            12 1/2                 1.35
  12 1/2              22.50            12 1/2                 1.50
  12 1/2              24.50            12 1/2                 1.625

    On February 24, 1993, the Named Executive Officers (exclusive of Mr. van der
    Kaay) were awarded the following numbers of restricted shares of the Company's Common Stock under the 1992 Stock Plan, which restricted shares constituted 60 percent of the bonus awarded for 1992 to each Named Executive Officer under the Company's KMDB Plan: Mr. Paul (6,060), Mr. Youdelman (3,422), Mr. Hyson (2,164) and Mr. LePorte (2,062). These restricted shares of the Company's Common Stock will vest in five equal annual installments on September 15 of each year commencing in 1993, provided that the right to receive any such restricted shares which are not vested will be forfeited upon termination of employment for certain reasons enumerated in the KMDB Plan.

(h) During 1991, the following Named Executive Officers (exclusive of Mr. van der Kaay) were awarded the following number of restricted shares of the Company's Common Stock under the 1982 Stock Plan: Mr. Paul (22,000), Mr. Youdelman (11,000) and Mr. LePorte (6,600). The restrictions on these restricted shares of the Company's Common Stock lapse in installments equal to one-fifth of the original number of restricted shares (as such number may be adjusted under the 1982 Stock Plan). Restrictions on the first and second such installments lapsed on April 1, 1992 and April 1, 1993, respectively; restrictions on the third such installment will lapse on April 1, 1994, which is the first day of April immediately following the fiscal year for which the Company reported net income (excluding extraordinary and other non-operating gains and losses) ("Net Income") in excess of $.605 per share of the Company's Common Stock; restrictions on the fourth such installment will lapse on the first day of April (subsequent to the lapse of restrictions on the third such installment) immediately following the fiscal year for which the Company reports Net Income in excess of $.665 per share of the Company's Common Stock; and restrictions on the fifth such installment will lapse on the first day of April (subsequent to the lapse or restrictions on the fourth such installment) immediately following the fiscal year for which the Company reports Net Income in excess of $.732 per share of the Company's Common Stock.

(i) All Other Compensation includes $1,200 made as matching Company contributions for each of the Named Executive Officers under the Company's Employee Before-Tax Savings Plan for each of 1993, 1992 and 1991, as applicable. In addition, All Other Compensation includes (i) the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officers during 1993, 1992 and 1991, respectively, as applicable: Mr. Paul ($180, $180 and $2,844), Mr. Youdelman ($180, $180 and $2,494), Mr. Hyson ($180, $180 and $2,065), Mr. LePorte
    ($180, $180 and $1,508) and Mr. van der Kaay ($180 in 1993), and (ii) the
    following amounts equal to the full dollar value of the remainder of the premiums paid by the Company in connection with life insurance policies issued pursuant to the Split Dollar Insurance Agreements between the Company and the following Named Executive Officers during 1993, 1992 and 1991, respectively, as applicable: Mr. Paul ($65,235, $65,422 and $50,852), Mr. Youdelman ($38,685, $38,723 and $38,863), Mr. Hyson ($42,808, $42,801 and
    $42,911), Mr. LePorte ($11,890, $11,914 and $11,914 and Mr. van der Kaay
    ($30,388 for 1993). The premiums paid by the Company in connection with the life insurance policies issued pursuant to such Split Dollar Insurance Agreements set forth in the preceding sentence generally will be recovered in full by the Company upon the cancellation or purchase by a Named Executive Officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

OPTIONS GRANTED IN 1993

     The following table sets forth information with respect to grants of options to purchase shares of the Company's Common Stock to the Named Executive Officers during 1993 pursuant to the Company's 1992 Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                           ---------------------------------------------------------------
                                             PERCENT OF                                        POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF          TOTAL                                           ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS/SARS                                       PRICE APPRECIATION FOR OPTION
                            UNDERLYING       GRANTED TO      EXERCISE OF                                 TERM(b)
                           OPTIONS/SARS     EMPLOYEES IN      BASE PRICE       EXPIRATION      -----------------------------
         NAME              GRANTED (#)      FISCAL YEAR         ($/SH)            DATE              5%              10%
- -----------------------    ------------     ------------     ------------     ------------     ------------     ------------
Robert G. Paul                     0              --                 --               --               --               --
Robert A. Youdelman                0              --                 --               --               --               --
Frank J. Hyson                     0              --                 --               --               --               --
James L. LePorte, III              0              --                 --               --               --               --
Erik H. van der Kaay           8,000(a)           21%          $ 15.125          2/26/03         $ 76,096         $192,840

[FN]
- ---------------

(a) This option is exercisable 50 percent on February 24, 1995, 25 percent on February 24, 1996 and 25 percent on February 24, 1997. If Mr. van der Kaay's employment by the Company or any of its subsidiaries terminates for any reason, this option may be exercised within three months after such termination of employment. If Mr. van der Kaay dies within such three-month period or if the termination of his employment is due to his death, this option may be exercised within one year after his death. This option contains a tandem stock appreciation right providing that the Company will, if requested by the optionee prior to the exercise thereof and if approved by the Compensation Committee, purchase that portion of the option which is then exercisable at a price equal to the difference between the exercise price and the market price of the shares. The purchase price may be paid by the Company in either cash or Common Stock of the Company, or any combination thereof, as the Compensation Committee may determine. In addition, this option contains a tandem limited stock appreciation right exercisable six months after grant and immediately after a " Change in Control" of the Company (which is defined as it is in the severance agreements described on page 17 of this proxy statement). Pursuant to this tandem limited stock appreciation right, the Company will purchase the option for cash at a price equal to the difference between the exercise price and the "market value" (as defined in the 1992 Stock Plan) of the shares covered by the option. Such market value generally is defined to relate to the highest market value of the Company's Common Stock during the period in which the circumstances giving rise to the exercise of the limited stock appreciation right occurred.

(b) The dollar amounts set forth in the columns are the result of calculations of the 5% and 10% rates set forth in the Securities and Exchange Commission's rules regarding the disclosure of executive compensation, and therefore are not intended to forecast possible future appreciation of the Company's Common Stock. Actual gains, if any, on the exercise of this option is dependent on the future performance of the Company's Common Stock, as well as Mr. van der Kaay's continued employment throughout the vesting period.

OPTION EXERCISES AND 1993 YEAR-END VALUES

     The following table sets forth information with respect to (i) options to purchase shares of the Company's Common Stock granted under the Company's 1970 Stock Option Plan, 1982 Stock Plan and 1992 Stock Plan, respectively, which were exercised by the Named Executive Officers during 1993, and (ii) unexercised options to purchase shares of the Company's Common Stock granted under the Company's 1970 Stock Option Plan, 1982 Stock Plan and 1992 Stock Plan, respectively, to the Named Executive Officers and held by them at December 31, 1993.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                                                                     OPTIONS/SARS              MONEY OPTIONS/SARS AT FISCAL
                              SHARES                            AT FISCAL YEAR-END (#)                  YEAR-END(b)
                           ACQUIRED ON         VALUE         -----------------------------     -----------------------------
         NAME              EXERCISE (#)     REALIZED(B)      EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
- -----------------------    ------------     ------------     ------------     ------------     ------------     ------------
Robert G. Paul                11,000          $179,104          132,000          55,000         $1,590,000        $634,376
Robert A. Youdelman            4,550            47,736           40,700           5,500            477,688          56,563
Frank J. Hyson                 2,888            40,134           28,600           --0--            299,751           --0--
James L. LePorte, III            (a)                --           38,226           2,750            472,216          34,844
Erik H. van der Kaay             (a)                --           17,875          17,625            185,938         123,688

- ---------------

(a) Named Executive Officer did not exercise any options to purchase shares of the Company's Common Stock during 1993.

(b) The dollar values are calculated by determining the difference between the fair market value of the shares of the Company's Common Stock underlying the options and the exercise price of such options at exercise or at December 31, 1993, as applicable.

RETIREMENT PLANS

     Participants in The Allen Group Inc. Corporate Retirement Plan (the "Retirement Plan") consist of a majority of the full-time employees of the Company and its subsidiaries in the United States, including the Named Executive Officers, and Messrs. Colburn and Lyons as former employees of the Company. The Retirement Plan generally provides a retirement benefit based upon the participant's years of credited service and his or her final average earnings, with final average earnings consisting of the sum of (i) the average of the salaries of the participant during the five years of highest salaries of the participant in the 10 years preceding the participant's retirement or termination date, including in such salaries the salary the participant would have earned in the absence of any salary reductions made on a divisional or corporate-wide basis, and (ii) the average of the performance bonuses and overtime earnings of the participant during the five years of highest aggregate bonuses and overtime earnings of the participant in the 10 years preceding the participant's retirement or termination date. Retirement benefits are payable either as a straight life annuity, a joint and survivor annuity or in other optional forms. Normal retirement is at age 65, but certain early retirement benefits may be payable to participants who have attained age 55 and completed 10 years of continuous service, and survivor benefits may be payable to the surviving spouse of a vested participant who dies prior to early or normal retirement. A participant's benefit under the Retirement Plan vests after five years of credited service, all benefits funded by the Company are based upon actuarial computations, and no contributions are made by participants.

     The following table shows estimated annual benefits payable under the Retirement Plan to participants in specified compensation (final average earnings) and years-of-service classifications on a straight life annuity basis, assuming normal retirement at age 65 in 1994 and application of the current U.S. social security covered compensation base, and includes amounts attributable to the supplemental pension agreements entered into by the Company with certain former and current officers of the Company, including the Named Executive Officers.

                                                     YEARS OF SERVICE(b)
     FINAL AVERAGE         -----------------------------------------------------------------------
      EARNINGS(a)            10          15           20           25           30           35
- -----------------------    -------     -------     --------     --------     --------     --------
 $125,000..............    $15,659     $23,489     $ 31,319     $ 39,149     $ 46,978     $ 54,808
  150,000..............     19,034      28,552       38,069       47,586       57,103       66,620
  175,000..............     22,409      33,614       44,819       56,024       67,228       78,433
  200,000..............     25,784      38,677       51,569       64,461       77,353       90,245
  225,000..............     29,159      43,739       58,319       72,899       87,478      102,058
  250,000..............     32,534      48,802       65,069       81,336       97,603      113,870
  300,000..............     39,284      58,927       78,569       98,211      117,853      137,495
  350,000..............     46,034      69,052       92,069      115,086      138,103      161,120
  400,000..............     52,784      79,177      105,569      131,961      158,353      184,745
  450,000..............     59,534      89,302      119,069      148,836      178,603      208,370
  500,000..............     66,284      99,427      132,569      165,711      198,853      231,995

- ---------------

(a) The current final average earnings for the Named Executive Officers during 1993 are $478,738 for Mr. Paul, $312,100 for Mr. Youdelman, $247,192 for Mr.
    Hyson, $177,600 for Mr. LePorte and $249,286 for Mr. van der Kaay. The calculation of the foregoing amounts includes the amounts shown under "Salary" and "Bonus" (exclusive of bonuses awarded under the Company's KMDB
    Plan) in the Summary Compensation Table set forth on page 11 of this proxy statement.

(b) Years of credited service under the Retirement Plan for the Named Executive Officers are 24 for Mr. Paul, 17 for Mr. Youdelman, 21 for Mr. Hyson, 13 for Mr. LePorte and 3 for Mr. van der Kaay.

     Pursuant to an agreement entered into in June 1991 with Mr. Paul, and agreements entered into with the other Named Executive Officers in February 1992, the Company will provide annual pension benefits to each of the Named Executive Officers, supplemental to the annual benefits paid to them under the Retirement Plan, in an amount determined in accordance with the Retirement Plan but without giving effect to limits imposed by the Internal Revenue Code and regulations of the Internal Revenue Service on the amount of compensation that may be used in determining benefits for, and the amount of benefits that may be paid to, an individual under a Federal income tax qualified plan, such as the Retirement Plan. The annual supplemental pension benefit for each Named Executive Officer will be reduced by any amounts paid to him annually under the Retirement Plan and, after reduction by any amounts paid to him annually under the Retirement Plan, will not exceed $95,000 for Mr. Paul and $50,000 for each of the other Named Executive Officers. Under Mr. Paul's supplemental pension benefit agreement, if, after Mr. Paul ceases to be Chief Executive Officer, the Company's bank indebtedness is accelerated, the Company breaches any material provision of his agreement and such breach continues for at least 30 days after notice to the Company, or the consolidated tangible net worth of the Company falls below $90 million, provided that such tangible net worth at the time he ceases to be Chief Executive Officer is at least $130 million or, if such tangible net worth at the time he ceases to be Chief Executive Officer is less than $130 million, the tangible net worth of the Company declines by $40 million, the Company will pay him an amount equal to the present value of his supplemental pension benefits under his agreement. Similarly, under each of the other Named Executive Officer's agreements, if the Company breaches any material provision of any such agreement and such breach continues for at least 30 days after notice to the Company, or the Company makes a general assignment for the benefit of creditors, or if any proceeding under the U.S. Bankruptcy Code is instituted by or against the Company and, if instituted against the Company, is consented to or acquiesced in by it or the Company fails to use its best efforts to obtain the dismissal thereof for 60 days, or if a receiver or trustee in bankruptcy is appointed for the Company, the Company will pay each Named Executive Officer affected thereby an amount equal to the present value of his supplemental pension benefits under his agreement.

     Pursuant to an agreement entered into in 1983, and subsequently amended, with Mr. Colburn, the Company currently provides annual pension benefits to Mr. Colburn, supplemental to the annual benefits paid to him under the Retirement Plan and as social security benefits, in an amount equal to $189,528, with an equivalent annual benefit payable to Mr. Colburn's spouse for her life after his death. Pursuant to such agreement, this amount is based upon (i) his final average earnings, as defined in the Retirement Plan but during the year of highest salary and performance bonus in the four years preceding his termination date, which was December 31, 1991 when Mr. Colburn elected not to extend his employment agreement with the Company, and (ii) 36 years of service as an employee and as a director of the Company, but is subject to a cap of $150,000 adjusted for increases in the consumer price index each year after 1988 until his normal retirement date in January 1994. If the consolidated tangible net worth of the Company falls below $90 million, if the Company's bank indebtedness is accelerated or if the Company breaches any material provision of Mr. Colburn's supplemental pension benefit agreement or post-employment consulting agreement described on page 5 hereof and such breach continues for at least 30 days after notice to the Company, the Company will pay him an amount equal to the present value of his supplemental pension benefits under his agreement.

     Pursuant to an agreement entered into in 1983, as amended, with Mr. Lyons, the Company provides annual pension benefits to Mr. Lyons, supplemental to the annual benefits paid to him under the Retirement Plan, in an amount based upon
(i) his final average earnings, as defined in the Retirement Plan but during the three years of highest salaries and performance bonuses in the 10 years preceding his termination date, which was September 30, 1989 (when his employment as an officer of the Company terminated), and (ii) his number of years of service as a director, prior to becoming an officer, of the Company plus his number of years of credited service under the Retirement Plan. The annual supplemental pension benefit is reduced by the amount paid to Mr. Lyons annually under the Retirement Plan and his annual social security offset as defined in such Plan. If the consolidated tangible net worth of the Company falls below $90 million, if the Company's bank indebtedness is accelerated or if the Company breaches any material provision of Mr. Lyons' supplemental pension benefit agreement or his post-employment consulting agreement described on pages 5 to 6 hereof and such breach continues for at least 30 days after notice to the Company, the Company will pay him an amount equal to the present value of his supplemental pension benefits under his agreement. The annual benefit payable to Mr. Lyons under his supplemental pension benefit agreement, exclusive of amounts payable under the Retirement Plan and social security benefits, is $34,064, based upon his final average earnings and 20 years of service under his agreement, with an annual benefit of $17,032 payable to Mr. Lyons' spouse for her life after his death.

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Robert G. Paul is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement entered into in June 1991, which provides for a term of employment extending through December 31, 1993 and thereafter continuing for successive periods of 12 months each, unless either the Company or Mr. Paul gives at least three months' notice to the contrary. No such notice was given by either party in 1993. The agreement provides for an annual salary of $300,000 commencing February 26, 1991, which amount was increased to $350,000 effective as of January 1, 1992, and is subject to such further future increases as the Board of Directors deems appropriate. The Company may terminate Mr. Paul's employment for "Cause" (as defined in such agreement), or in the event of his disability, and he may terminate his employment for "Good Reason" (as defined in such agreement), such as his not being elected, or his being assigned duties other than those of, President and Chief Executive Officer of the Company, a significant adverse alteration in the nature or status of his responsibilities or the conditions of his employment, a reduction of his salary (except for across-the-board salary reductions similarly affecting all management personnel of the Company), a relocation of Mr. Paul by more than 25 miles, the failure by the Company to continue any material compensation or benefit plan or the Company giving notice to Mr. Paul that his employment agreement is not continuing for any period of 12 months after December 31, 1993.

     In the event of Mr. Paul's disability, the Company will continue to pay him his salary until the expiration of the term of his employment agreement and, thereafter, will pay him benefits equal to the maximum amount currently provided by the Company's long-term disability plan which is 60 percent of salary up to a maximum of $150,000 per year, until the earlier of his normal retirement date or commencement of benefits under the Retirement Plan.

     If the Company terminates Mr. Paul's employment other than for "Cause" or his disability, or if Mr. Paul terminates his employment for "Good Reason", the Company will pay him an amount equal to his salary for two years, plus all awards made to him under the Company's KMDB Plan, and will provide his life, disability, accident, medical and hospitalization insurance benefits for a period of two years after such termination. In addition, if termination of Mr. Paul's employment is disputed and the dispute is ultimately resolved in his favor, the Company may be obligated to pay his salary through the date of final resolution of the dispute.

     If the Company terminates Mr. Paul's employment other than for "Cause" or his disability, or if Mr. Paul terminates his employment for "Good Reason" following a "Change in Control" of the Company (which is defined as it is in the severance agreements described below), the Company will pay him an amount equal to 2.99 times his average annual taxable compensation from the Company during the five years preceding termination of employment, plus all awards made to him under the Company's KMDB Plan, and will pay him an amount equal to the present value of his supplemental pension benefits under his supplemental pension benefit agreement described on page 15 hereof and an amount equal to the excess of the "Fair Market Value" (as defined in Mr. Paul's employment agreement), on the date of termination, over the option price of the shares subject to each stock option held by him, whether or not exercisable at the time, in exchange for surrender of the option.

     Mr. Paul's employment agreement provides for mandatory arbitration of all disputes relating to Mr. Paul's employment agreement or his supplemental pension benefit agreement described on page 15 hereof and requires the Company to pay all reasonable legal expenses incurred by Mr. Paul in connection with resolution of disputes under the agreements.

     The Company has severance agreements with each of the Named Executive Officers, other than Mr. Paul, and two other executive officers, which provide severance benefits if the Company terminates the employee's employment other than for "Cause" (as defined in such severance agreements) or disability before or after a "Change in Control" of the Company or if the employee terminates his employment for "Good Reason" after a "Change in Control". A "Change in Control" of the Company is defined as (i) the acquisition of more than 30 percent of the outstanding Common Stock of the Company by any person or group of related persons, (ii) the change in a majority of the directors of the Company during a consecutive two-year period, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period, (iii) the stockholders approve a merger or consolidation of the Company with any other corporation, other than
(a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30 percent of the combined voting power of the Company's then outstanding securities, or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets. "Good Reason" includes the assignment of duties inconsistent with the employee's position with the Company, a significant adverse alteration in the nature or status of the employee's responsibilities or the conditions of his employment, a reduction of the employee's salary (except for across-the-board salary reductions similarly affecting all management personnel of the Company), a relocation of the employee by more than 25 miles or the failure by the Company to continue any material compensation or benefit plan. Severance payments under the agreements will be six months' salary plus an additional month for each full year of service but in no event more than 18 months' salary, and will be paid in normal pay periods, except that upon termination after a "Change in Control", the Company will pay the employee in a lump sum six months' salary plus an additional month for each full year of service with a maximum of 18 months' salary plus 50 percent, plus all awards under the Company's KMDB Plan and an amount equal to the excess of the "Fair Market Value" (as defined in such severance agreements), on the date of termination, over the option price of the shares subject to each stock option held by him, except previously issued incentive stock options, whether or not exercisable at the time, in exchange for surrender of the option. Life, disability, accident and health insurance benefits will continue during the period of severance payments. Severance payments in excess of the base amount of six months' salary will be reduced by any compensation received by the employee from other employment (other than self employment) prior to a "Change in Control", and all severance payments and all insurance benefits will be discontinued if the employee engages in competition with the Company or engages in conduct which is injurious to the Company, prior to a "Change in Control."

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock against
(i) the cumulative total return of the S&P Composite -- 500 Stock Index, (ii) the S&P Automobile Parts -- After Market Index, and (iii) the S&P Communications
- -- Equipment/Manufacturers Index for the period of five fiscal years commencing January 1, 1988 and ended December 31, 1993. The five-year cumulative return of the Company's Common Stock is compared against both the S&P Automobile Parts -- After Market Index and the S&P Communications -- Equipment/Manufacturers Index because the Company derives a significant portion of its gross revenues from each of these industry groups. The comparisons in this graph are required by the proxy rules promulgated by the Securities and Exchange Commission and are not intended to forecast future performance of the Company's Common Stock.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN*
 COMPANY'S COMMON STOCK, S&P COMPOSITE-500 STOCK INDEX, S&P AUTOMOBILE PARTS --
   AFTER MARKET INDEX AND S&P COMMUNICATIONS -- EQUIPMENT/MANUFACTURERS INDEX

                                                                                       S&P
                                                                       S&P         COMMUNICATIONS -
                                                      S&P           AUTOMOBILE       EQUIPMENT/
      MEASUREMENT PERIOD          THE ALLEN     COMPOSITE - 500    PARTS - AFTER    MANUFACTURERS
    (FISCAL YEAR COVERED)         GROUP INC.      STOCK INDEX      MARKET INDEX        INDEX
1988                                       100             100             100             100
1989                                        80             132             107             144
1990                                        83             128              79             161
1991                                       162             166             145             249
1992                                       225             179             182             269
1993                                       304             197             212             258

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1988 and that all dividends on the Company's Common Stock and on each stock included in each index were reinvested.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

     On July 30, 1992, the Company acquired Alliance Acquisition Corporation ("Alliance") and its wholly owned subsidiary, Alliance Telecommunications Corporation ("ATC"), for an initial purchase price of approximately $43.8 million, consisting of approximately $21.6 million in cash, 270,877 shares of the Company's Common Stock, with a value of approximately $5.8 million on July 30, 1992, and approximately $16.4 million of the Company's Convertible Subordinated Debentures, Series A and B, Due 1999 (the "Debentures"). (The Series B Debentures are subject to offset under certain circumstances.) Pursuant to the Amended and Restated Agreement for Merger dated as of July 7, 1992 (the "Merger Agreement"), and the related Agreement and Plan of Merger dated as of July 7, 1992 (the "Plan of Merger"), between the Company, Allen Telecommunications Corporation, a newly formed Delaware corporation and wholly owned subsidiary of the Company ("Allensub"), and Alliance, Allensub was merged with Alliance to accomplish this acquisition. Alliance is the surviving corporation of the merger and remains in existence as a wholly owned subsidiary of the Company under the name "Allen Telecom Group, Inc."

     Pursuant to the terms of the Merger Agreement and the Plan of Merger, (i) William O. Hunt exchanged 202,738 shares of Alliance's Common Stock in consideration of $3,497,237.82 in cash, 54,568 shares of the Company's Common Stock, $2,691,457.78 of the Series A Debentures and $755,088.22 of the Series B Debentures, and (ii) William O. Hunt, as custodian for Connie Alice Hunt under the Texas Uniform Gift to Minors Act, exchanged 1,259 shares of Alliance's Common Stock in consideration of $21,736.31 in cash, 338 shares of the Company's Common Stock, $16,713.91 of the Series A Debentures and $4,964.70 of the Series B Debentures. During 1993, Mr. Hunt individually and as a custodian for Connie Alice Hunt under the Texas Uniform Gift to Minors Act, converted all of his Debentures into shares of the Company's Common Stock pursuant to the terms of the Debentures. Mr. Hunt, individually and as custodian for Connie Alice Hunt under the Texas Uniform Gift to Minors Act, also may earn additional purchase price consideration in the form of additional Series A Debentures based on the attainment of Net Sales (as defined in the Plan of Merger) above specified minimum levels by ATC's Base Business and Microcell Business (both as defined in the Plan of Merger) during the period from July 1, 1992 through December 31, 1994.

     Immediately after the consummation of the acquisition of Alliance by the Company, and pursuant to the terms of the Merger Agreement, Mr. Hunt entered into a Noncompetition Agreement with the Company and Alliance (the "Noncompetition Agreement"). In exchange for his agreement not to compete with the Company and Alliance in their "Core Business" (as defined in the Noncompetition Agreement) for a period of five years, the Company agreed to pay Mr. Hunt an aggregate consideration of $1,017,500. Pursuant to the terms of the Noncompetition Agreement, Mr. Hunt received $203,500 on each of July 30, 1992 and 1993, and will receive the balance of the consideration in three equal installments of $203,500, without interest, on each of July 30, 1994, 1995 and 1996.

     Boston Private Bank and Trust Company, of which bank Richard S. Vokey is Vice Chairman and director, is one of four investment advisors to the Company's Retirement Plan.

     Kidder, Peabody Group Inc. ("Kidder, Peabody"), of which Albert H. Gordon is Honorary Chairman, and its predecessor, Kidder, Peabody & Co. Incorporated, of which Mr. Gordon was Chairman of the Board until October 1986, have performed investment banking services for the Company for the past several years, including 1993.

     Smith, Lyons, Torrance, Stevenson & Mayer, of which firm J. Chisholm Lyons formerly was a partner and currently is counsel, has been retained by the Company for many years, including 1993 and 1994, to perform legal services for the Company and its Canadian subsidiaries.

     Benesch, Friedlander, Coplan & Aronoff, of which firm Margaret Kennedy, the spouse of Robert G. Paul, is a partner, has been retained by the Company for several years, including 1993 and 1994, to perform legal services for the Company and its subsidiaries. The Company paid $78,823 in fees and expenses to Benesch, Friedlander, Coplan & Aronoff in 1993 for the performance of legal services for the Company and its subsidiaries.

                                STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 4, 1994 with respect to the only persons known to the Company to be the beneficial owners (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of the Company's Common Stock as of that date.

                                                    AMOUNT
                                                      AND
                                                   NATURE OF
                                                   BENEFICIAL    PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNERS        OWNERSHIP     OF CLASS
- -------------------------------------------------  ---------     --------
Gabelli Funds, Inc. .............................  1,608,102(a)     6.2%
  GAMCO Investors, Inc.
  Gabelli & Company, Inc.
    One Corporate Center
    Rye, New York 10580-1432

- ---------------

(a) Gabelli Funds, Inc. and its related companies held sole investment power over an aggregate of 1,605,802 shares of the Company's Common Stock and sole voting power over an aggregate of 1,486,002 of such shares of Common Stock, and held shared investment power and shared voting power over an aggregate of 2,300 shares of the Company's Common Stock, as of November 15, 1993, based on their joint Schedule 13D, as amended, filed under the Securities Exchange Act of 1934. Mr. Mario Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Funds, Inc. and the chief investment officer for each of the related companies. Gabelli Funds, Inc. is the majority stockholder of GAMCO Investors, Inc. and Gabelli Securities, Inc., and Gabelli Securities, Inc. is the sole stockholder of Gabelli & Company, Inc. Mr. Gabelli is also chief investment officer of GAMCO Investors, Inc., which is one of four investment advisors to the Company's Retirement Plan. During 1993, the Retirement Plan paid or accrued fees aggregating $54,645 to GAMCO Investors, Inc. for services rendered during 1993, and during 1994 additional fees have accrued to that firm.

DIRECTORS AND OFFICERS

     The following table sets forth information as of March 4, 1994 with respect to shares of Common Stock of the Company beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and each Named Executive Officer and by all directors and current executive officers of the Company as a group, except that the information with respect to shares held by the trustee under the Employee Before-Tax Savings Plan is as of February 15, 1994 (the most recent practicable date for such information).

                                                 AMOUNT AND
                                                 NATURE OF
                                                 BENEFICIAL     PERCENT
          NAME OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS
- ---------------------------------------------    ----------     --------
Wade W. Allen................................      109,830 (a)       *
George A. Chandler...........................       13,252 (b)       *
Philip Wm. Colburn...........................      214,962 (c)       *
Dr. Jill K. Conway...........................        9,240 (b)       *
Albert H. Gordon.............................       21,100 (b)       *
William O. Hunt..............................       40,000 (d)       *
Frank J. Hyson...............................       78,446 (e)       *
James L. LePorte, III........................       85,860 (f)       *
J. Chisholm Lyons............................       35,408 (g)       *
Robert G. Paul...............................      377,741 (h)     1.4%
Charles W. Robinson..........................       11,980 (b)       *
Erik H. van der Kaay.........................       68,461 (i)       *
Richard S. Vokey.............................       12,000           *
William M. Weaver, Jr........................       13,200 (b)       *
Robert A. Youdelman..........................      140,415 (j)       *
All directors and executive officers as a
group (17 persons)...........................    1,324,713 (k)     5.0%

- ---------------

* Less than 1%.

(a)  Includes 104,592 shares owned directly; and 5,238 shares owned by Mr. Allen's spouse, of which Mr. Allen disclaims beneficial ownership.
(b)  Includes shares owned directly and 8,800 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter.
(c)  Includes 78,562 shares owned directly; 26,400 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan; and 110,000 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter.
(d)  These shares are owned by B&G Partnership Ltd., a Texas limited partnership, which is owned jointly by Mr. Hunt and his spouse.
(e)  Includes 15,212 shares owned directly; 2,444 shares held by the trustee under the
     Company's Employee Before-Tax Savings Plan; 32,190 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; and 28,600 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter.
(f)  Includes 4,226 shares owned directly; 6,318 shares held by the trustee under the
     Company's Employee Before-Tax Savings Plan; 37,090 restricted shares of Common Stock awarded under the 1982 Stock Plan and 1992 Stock Plan; and 38,226 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter.
(g)  Includes 3,014 shares owned directly; 7,040 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan; 22,000 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter; and 3,354 shares owned by Mr. Lyons' spouse, of which Mr. Lyons disclaims beneficial ownership.
(h)  Includes 96,726 shares owned directly; 8,515 shares held by the trustee under the
     Company's Employee Before-Tax Savings Plan; 106,600 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; 159,500 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter; and 6,400 shares owned by Mr. Paul's spouse, of which Mr. Paul disclaims beneficial ownership.

(i)  Includes 1,380 shares owned directly; 996 shares held by the trustee under the Company's
     Employee Before-Tax Savings Plan; 48,210 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; 17,875 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter.
(j)  Includes 31,410 shares owned directly; 5,073 shares held by the trustee under the
     Company's Employee Before-Tax Savings Plan; 63,232 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan; and 1992 Stock Plan; and 40,700 shares issuable upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter.
(k)  Includes 439,799 shares owned by directors and executive officers; 25,970 shares held for executive officers by the trustee under the Company's Before-Tax Savings Plan; 368,343 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992
     Stock Plan; 490,601 shares issuable to directors and executive officers upon exercise of stock options that are exercisable as of March 4, 1994 or become exercisable within 60 days thereafter.

                        ADOPTION OF THE ALLEN GROUP INC.
                 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     At the Annual Meeting, the stockholders will be requested to approve the 1994 Non-Employee Directors Stock Option Plan. The Board of Directors of the Company adopted the Directors Option Plan, subject to stockholder approval, on February 24, 1994.

     The purpose of the Directors Option Plan is to attract, retain and compensate highly qualified individuals who are not current employees of the Company as members of the Board of Directors of the Company and to enable them to increase their ownership of shares of Common Stock. In the view of the Board of Directors, the Directors Option Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest and identification with stockholders in increasing the value of Company stock.

     The following is a summary description of the terms of the Directors Option Plan and is qualified in its entirety by express reference to the Directors Option Plan, which is set forth as Exhibit A to this proxy statement.

ADMINISTRATION

     The Directors Option Plan will be administered by the Management Compensation Committee of the Board of Directors, consisting of not less than two directors of the Company. Each member of the Compensation Committee at the time of designation and service must be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 ("Rule 16b-3"). The Committee will be authorized to interpret the Directors Option Plan and may at any time adopt such rules and regulations for the administration of the Plan as it deems advisable. If the Compensation Committee is at any time succeeded by another committee of the Board of Directors, such other committee shall thereafter administer the Directors Option Plan and, during any period that the administering committee is for any reason unable to act, the Board of Directors may act in its place and perform any or all of its functions.

SHARES SUBJECT TO DIRECTORS OPTION PLAN; ELIGIBILITY

     The total number of shares of Common Stock with respect to which options may be granted under the Directors Option Plan may not exceed 250,000 subject to adjustment, together with the exercise price of options, to reflect any change in the Company's outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar events affecting the number or kind of outstanding shares. Shares issued upon exercise of options granted under the Directors Option Plan may be either authorized and previously unissued shares or issued shares which have been reacquired by the Company. The shares covered by outstanding options that expire unexercised or are forfeited will again be available for future grant as stock options under the Directors Option Plan. All members of the Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of option award ("Non-Employee Directors") will be eligible to participate in the Directors Option Plan.

TYPES OF AWARDS

     The Directors Option Plan provides that each year, on the first Friday following the Company's Annual Meeting of Stockholders, each Non-Employee Director who previously has not been employed by the Company or any of its subsidiaries automatically will receive an option to purchase 1,000 shares of Common Stock ("Formula Awards"). No Non-Employee Director who previously has been employed by the Company or any of its subsidiaries will be eligible to receive Formula Awards under the Directors Option Plan. In addition, the Compensation Committee, in its sole discretion, may at any time grant options to purchase Common Stock to Non-Employee Directors who previously have been employed by the Company or any of its subsidiaries ("Discretionary Awards"). The Compensation Committee will determine which directors eligible to receive Discretionary Awards shall receive options, the number of shares subject to such options and the timing of such Discretionary Awards. No Non-Employee Director who is eligible to receive Formula Awards and no director who is a member of the Compensation Committee, during the time of his or her service as such, will be eligible to receive Discretionary Awards under the Directors Option Plan.

OPTION PRICE AND PAYMENT

     The purchase price per share of Common Stock for which each option is exercisable will be equal to 100 percent of the fair market value of the Common Stock covered thereby on the date of grant. For purposes of the Directors Option Plan, "fair market value" is defined as the last sale price of Common Stock on the day next preceding the date of grant on which there was a sale as reported on the New York Stock Exchange Composite Tape, or if the Common Stock is no longer traded on the New York Stock Exchange, the fair market value on the date of grant as determined by the Compensation Committee in accordance with applicable law and regulations. At March 9, 1994, the last sale price of the Company's Common Stock on the New York Stock Exchange Composite Tape was $15.50. The option price must be paid in full upon exercise either in cash or in shares of Common Stock with a fair market value equal to the purchase price, or a combination of cash and shares of Common Stock which in the aggregate are equal in value to such option price.

EXERCISABILITY AND TERM OF OPTIONS

     Subject to certain acceleration provisions in the event of cessation of service as a director as described below, each option granted under the Directors Option Plan will be exercisable 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. Options granted under the Directors Option Plan will expire 10 years from the date of grant, except as described below in connection with cessation of service as a director, and may not be transferable by the optionee other than by will or by the laws of descent and distribution and may be exercised during an optionee's lifetime only by the optionee or his or her legal representative. If a Non-Employee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Directors Option Plan by such individual at the time of his or her commencement of employment will not be affected thereby.

CESSATION OF SERVICE

     Upon the death of an optionee at any time or upon cessation of such optionee's service as a director of the Company six months or more after the date of grant, all of the then outstanding Formula Award options of such optionee will become immediately exercisable. If an optionee's service as a director ceases for any reason, such exercisable Formula Award options may be exercised by the optionee within three months after such cessation of service. If an optionee dies within such three-month period, or if cessation of his or her service is due to such optionee's death, such Formula Award options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such Formula Award options may have been transferred by will or by the laws of descent and distribution. The Directors Option Plan also provides that, if upon an optionee's cessation of service the optionee is or becomes an employee or a senior management consultant to the Company and/or its subsidiaries, such Formula Award options may be exercised by the optionee during the period ending on the earliest of (i) the ninetieth (90th) day following the date that the optionee permanently ceases to render employment or consulting services to the Company and/or its subsidiaries, for any reason other than cessation by reason of death, or (ii) the date that is one year after the date described in clause (i) if the optionee ceases to render employment or consulting services on account of his or her death (in which case such option may be exercised by the optionee's executor or administrator or by his or her distributee to whom the option may have been transferred by will or by the laws of descent and distribution). With respect to Discretionary Awards, the Directors Option Plan provides that the effects of cessation of an optionee's service as a director on the exercisability of such optionee's Discretionary Award options will be determined by the Compensation Committee and may be no more favorable than those set forth in the Directors Option Plan with respect to Formula Award options.

AMENDMENT, SUSPENSION AND TERMINATION

     The Board of Directors may amend, suspend or terminate the Directors Option Plan at any time except that (i) no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to continue to be applicable will be effective unless it is approved by the stockholders, and
(ii) amendments revising the amount, pricing or timing of Formula Awards may not be made more frequently than every six months unless necessary to comply with the Internal Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act. No amendment, suspension or termination of the Directors Option Plan may adversely affect any option previously granted under the Directors Option Plan without the written consent of the optionee to whom such grant was made.

DURATION

     If approved by the stockholders, the Directors Option Plan will become effective immediately following the 1994 Annual Meeting of Stockholders. The Directors Option Plan will terminate on the first Saturday following the 2003 Annual Meeting of Stockholders, and no option may be granted under the Directors Option Plan after such date. Termination of the Directors Option Plan, however, will not affect outstanding options which have been granted prior to its termination, and the terms of the Directors Option Plan will continue to apply to such options.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of grants and exercises under the Directors Option Plan is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income consequences described below, an individual who receives a grant of options also may be subject to state and/or local income taxes in the jurisdiction in which he or she resides.

     All options granted under the Directors Option Plan will be non-statutory options not intended to qualify under Section 422 of the Code. In general, the optionee will not realize income upon grant of the option, but at the time of exercise will realize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares acquired over the option price. If, however, the Common Stock so received is subject to a "substantial risk of forfeiture" under Section 83 of the Code, and if a timely special election is not made by the optionee in accordance with Section 83, compensation should be realized and subject to federal income tax only at the time the shares are no longer subject to such "substantial risk of forfeiture." Pursuant to the new short-swing profit rules under the Securities Exchange Act of 1934, in effect since May 1, 1991, the purchase of Common Stock upon exercise of an option by a director no longer will be deemed a purchase triggering a six-month period of potential short-swing profit liability. Therefore, the shares acquired upon such exercise will not be considered subject to a "substantial risk of forfeiture" under Section 83 of the Code by reason of the short-swing profit rules, provided that such shares are not disposed of during the six-month period following the date of the grant of the option. Accordingly, the taxable event for the exercise of an option granted under the Directors Option Plan that has been outstanding for at least six months ordinarily will be the date of exercise. If an option is exercised within six months after the date of grant, taxation ordinarily would be deferred until the date six months after the date of grant, unless the director files a Section 83(b) election to be taxed on the date of exercise. The Company generally will be entitled to an income tax deduction at the time the optionee realizes income and at the amount of ordinary income realized by the optionee.

DIRECTORS OPTION PLAN BENEFITS

     As required by proxy rules promulgated by the Securities and Exchange Commission regarding compensation plans subject to stockholder action, the following table sets forth the number of Formula Award options that will be received on April 29, 1994 (the first Friday after the Annual Meeting) by (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group (assuming the current directors are re-elected by the stockholders at the Annual Meeting), and (iv) all employees, including all current officers who are not executive officers, as a group, if the Directors Option Plan is approved by the stockholders at the Annual Meeting.

                               NEW PLAN BENEFITS

                              The Allen Group Inc.
                 1994 Non-Employee Directors Stock Option Plan

                                                                               NUMBER OF
                                                                             FORMULA AWARD
                             NAME AND POSITION                                  OPTIONS
   ---------------------------------------------------------------------     -------------
   Robert G. Paul
     President and Chief Executive Officer                                         -0-
   Robert A. Youdelman
     Senior Vice President-Finance and Chief Financial Officer                     -0-
   Frank J. Hyson
     Vice President                                                                -0-
   James L. LePorte, III
     Vice President and Controller                                                 -0-
   Erik H. van der Kaay
     Vice President                                                                -0-
   Executive Group                                                                 -0-
   Non-Executive Director Group(a)                                               8,000
   Non-Executive Officer Employee Group                                            -0-

- ---------------

(a) The Non-Employee Directors eligible to receive Formula Awards are Dr. Conway and Messrs. Allen, Chandler, Gordon, Hunt, Robinson, Vokey and Weaver. The number of Formula Award options that will be granted under the Directors Option Plan to eligible Non-Employee Directors in years subsequent to 1994 is not determinable at this time, except that Non-Employee Directors who previously have not been employed by the Company or any of its subsidiaries automatically will receive an option to purchase 1,000 shares of Common Stock on the first Friday following each of the Company's Annual Meetings of Stockholders during the duration of the Directors Option Plan.

     The Non-Employee Directors eligible to receive Discretionary Awards are Philip Wm. Colburn, Chairman of the Board, and J. Chisholm Lyons, Vice Chairman of the Board. If the Directors Option Plan is approved by the stockholders at the Annual Meeting, the Compensation Committee intends to grant Discretionary Award options to Messrs. Colburn and Lyons, although the amount and timing of such Discretionary Award options have not yet been determined by the Compensation Committee.

     For additional information with respect to the compensation of the directors of the Company and their ownership of the Company's Common Stock, see "ELECTION OF DIRECTORS - Compensation of Directors" on pages 1 to 6, and "STOCK OWNERSHIP - Directors and Officers" on pages 21 to 23, of this proxy statement.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1994 Non-Employee Directors Stock Option Plan, provided that a majority of the outstanding shares is voted with respect thereto.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Coopers & Lybrand as the independent auditors to audit the books and accounts of the Company for the year ending December 31, 1994, and is requesting ratification of such appointment by the stockholders at the Annual Meeting. Coopers & Lybrand has served in this capacity since 1967. Should this appointment not be ratified by the holders of a majority of the shares voting in person or by proxy at the meeting, the Board of Directors will consider appointing other auditors to audit the books and accounts of the Company. Representatives of Coopers & Lybrand are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

                                 OTHER MATTERS

     Management of the Company knows of no matters other than those referred to above to be voted upon at the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                 MISCELLANEOUS

     The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person (but will receive no additional compensation for such solicitation). The Company also has retained W. F. Doring & Co. Inc., Jersey City, New Jersey, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $2,500, plus out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

     Harris Trust and Savings Bank, as trustee under the Company's Employee Before-Tax Savings Plan, will vote shares of the Company's Common Stock held in the Plan in accordance with the written instructions, which it is required to request, received from the participants in whose accounts the shares are held, whether or not vested, and, in accordance with the terms of the Plan, it will vote all shares for which it does not receive voting instructions in the same proportions as it votes the shares for which it does receive instructions.

                                 ANNUAL REPORT

     The Annual Report, including financial statements, of the Company for the year 1993 is enclosed herewith but is not a part of the proxy soliciting material.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement relating to that meeting no later than November 17, 1994. Such proposals should be directed to the Secretary of the Company at the Company's offices, 25101 Chagrin Boulevard, Beachwood, Ohio 44122.

                                            By order of the Board of Directors




                                                    MCDARA P. FOLAN, III
                                                         Secretary
Dated: March 17, 1994

                                                                       EXHIBIT A

                              THE ALLEN GROUP INC.

                 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                            ------------------------

     1. PURPOSE. The purpose of The Allen Group Inc. 1994 Non-Employee Directors Stock Option Plan (the "Plan") is to attract, retain and compensate highly qualified individuals who are not current employees of The Allen Group Inc. (the "Company") as members of the Board of Directors and to enable them to increase their ownership of shares of Common Stock, $1.00 par value, of the Company ("Common Stock"). The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest and identification with stockholders in increasing the value of Company stock.

     2. SHARES SUBJECT TO PLAN. The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 250,000 (as adjusted pursuant to Section 7 hereof). Shares issued upon exercise of options granted under the Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth above in this Section 2.

     3. ADMINISTRATION. The Plan shall be administered by the Management Compensation Committee of the Board of Directors, or any successor Committee (the "Committee"), which shall be appointed by the Board of Directors of the Company and shall consist of such number of directors, not less than two, as shall be determined by the Board, who shall serve at the pleasure of the Board, and each of whom shall at the time of designation and service be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, or any successor provision at the time in effect ("Rule 16b-3"). Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. If for any reason the Committee is unable to perform its functions and duties under the Plan, the Board of Directors may perform any such functions and duties.

     The Committee, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation and construction by the Committee of any provisions of, and the determination of any questions arising under, the Plan, any such rule or regulation, or any agreement evidencing options under the Plan, shall be final, binding and conclusive on all persons interested in the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

     4. ELIGIBILITY. All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of option award ("Non-Employee Directors") are eligible to participate in the Plan.

     5. TYPES OF OPTIONS.

          (a) FORMULA AWARDS. Options to purchase 1,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) shall be granted automatically to each Non-Employee Director who previously has not been employed by the Company or any of its subsidiaries each year on the first Friday following the Company's Annual Meeting of Stockholders (hereinafter referred to as "Formula Awards"). No Non-Employee Director who previously has been employed by the Company or any of its subsidiaries shall be eligible to receive Formula Awards under the Plan.

          (b) DISCRETIONARY AWARDS. The Committee, in its sole discretion, shall determine the Non-Employee Directors who previously have been employed by the Company or any of its subsidiaries to whom options (other than Formula Awards) shall be granted, the time or times when they shall be granted and the number of shares to be covered by each option so granted (hereinafter referred to as "Discretionary Awards"). No Non-Employee Director who is eligible to receive Formula Awards and no director who is a member of the Committee, during the time of his or her service as such, shall be eligible to receive Discretionary Awards under the Plan.

          (c) NON-STATUTORY STOCK OPTIONS. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each option granted under the Plan shall provide that such option will not be treated as an "incentive stock option," as that term is defined in Section 422(b) of the Code.

     6. TERMS AND CONDITIONS OF OPTIONS. All options approved by the Committee under the Plan shall be evidenced by stock option agreements in writing (hereinafter referenced to as "option agreements"), in such form as the Committee may from time to time approve, executed on behalf of the Company by the Chairman of the Board or President of the Company. Each option agreement shall be subject to the Plan, and, in addition to such other terms and conditions as the Committee may deem desirable, shall provide in substance as follows:

          (a) PURCHASE PRICE. The purchase price per share of Common Stock for which each option is exercisable shall be equal to 100% of the Fair Market Value of a share of Common Stock as of the date such option is granted ("Fair Market Value"). Such Fair Market Value shall be the last sale price of Common Stock on the date next preceding such date as reported on the New York Stock Exchange Composite Tape or, in the event that no sale shall have taken place on the New York Stock Exchange on such next preceding day, the last sale price of Common Stock on the next preceding day on which there was a sale as reported on the New York Stock Exchange Composite Tape, or if the Common Stock is no longer traded on the New York Stock Exchange, the fair market value on such date as determined by the Committee in accordance with applicable law and regulations. The option price shall be subject to adjustment as provided in Section 7 hereof.

          (b) EXERCISABILITY AND TERM OF OPTIONS. Subject to Section 6(c) hereof, each option granted under the Plan shall be exercisable 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. Each option granted under the Plan shall expire 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided. If a Non-Employee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

          (c) CESSATION OF SERVICE. Except as hereinafter set forth, no option shall be exercisable after the date of cessation of an optionee's service as a director of the Company. Upon the death of an optionee at any time or upon cessation of service six months or more after the date of grant, all of the then outstanding Formula Award options of such optionee shall become immediately exercisable. If an optionee's service ceases for any reason, such exercisable Formula Award options may be exercised by the optionee within three months after such cessation of service. If an optionee shall die within such three-month period, or if cessation of his or her service shall have been due to such optionee's death, such Formula Award options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such Formula Award options may have been transferred by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, if upon an optionee's cessation of service the optionee is or becomes an employee or a senior management consultant to the Company and/or its subsidiaries, such Formula Award options may be exercised by the optionee during the period ending on the earliest of (i) the ninetieth
     (90th) day following the date that the optionee permanently ceases to render employment or consulting services to the Company and/or its subsidiaries, for any reason other than cessation by reason of death, or
     (ii) the date that is one year after the date described in clause (i) if the optionee ceases to render employment or consulting services on account of his or her death (in which case such option may be exercised by the optionee's executor or administrator or by his or her distributee to whom the option may have been transferred by will or by the laws of descent and distribution). The effects of cessation of an optionee's service as a director on the exercisability of a Discretionary Award option shall be determined by the Committee, in its sole discretion, and shall be set forth in the option agreement evidencing such Discretionary Award option; PROVIDED, HOWEVER, that the cessation of service terms with respect to any Discretionary Award option shall be no more favorable than those set forth herein with respect to Formula Award options. The foregoing provisions shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

          (d) MANNER OF EXERCISE. Each option agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price either (i) in cash (including check, bank draft or money order, or wire or other transfer of funds, or advice of credit to the Company), or
     (ii) in shares of Common Stock with a fair market value equal to the purchase price or a combination of cash and shares of Common Stock which in the aggregate are equal in value to such purchase price. At the discretion of the Committee, the option agreement may provide that shares of Common Stock may be issued in the name of the optionee and another person jointly with the right of survivorship.

          (e) NONTRANSFERABILITY. Each option agreement shall provide that any option therein granted is not transferable by the optionee other than by will or by the laws of descent and distribution and that, during the lifetime of the optionee, such option may be exercised only by the optionee or such optionee's legal representative.

          (f) WITHHOLDING OF TAXES. It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon the exercise of an option that the optionee pay to the Company, upon its demand, such amount, if any, as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of such option or the transfer of shares upon such exercise. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock upon exercise of the option.

     7. ADJUSTMENT UPON CHANGES IN STOCK. The Board of Directors shall make or provide for such adjustments in the option price and in the number or kind of shares or other securities covered by outstanding options as the Board of Directors in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidation, or
(c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors also shall make or provide for such adjustments in the number or kind of shares of the Company's Common Stock or other securities which may be acquired pursuant to options granted under this Plan and the number of such securities to be awarded to each optionee as the Board of Directors in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. The determination of the Board of Directors as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     8. FRACTIONAL SHARES. No fractional shares shall be issued pursuant to options granted hereunder, and any fractional share resulting from an adjustment pursuant to Section 7 hereof shall be eliminated.

     9. GOVERNMENT REGULATIONS. The Plan, the grant and exercise of options hereunder, and the Company's obligation to sell and deliver shares of stock pursuant to any such exercise, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency as shall be required. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock prior to (a) the admission of such shares to listing on any stock exchange on which the stock shall then be listed and (b) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

     10. TERM OF THE PLAN. The Plan shall become effective immediately following approval by the stockholders of the Company at its 1994 Annual Meeting of Stockholders. The period during which option grants shall be made under the Plan shall terminate on the first Saturday following the 2003 Annual Meeting of Stockholders. Termination of the Plan, however, shall not affect outstanding options which have been granted prior to such termination, and all unexpired options shall continue in full force and operation after termination of the Plan, except as they shall lapse or terminate by their own terms and conditions, and the terms of the Plan shall continue to apply to such options.

     11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board of Directors at any time and from time to time may amend, suspend or terminate the Plan; PROVIDED, HOWEVER, that (a) no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to continue to be applicable shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon, and (b) amendments revising the amount, price or timing of Formula Awards shall not be made more frequently than once every six months unless necessary to comply with the Code, the Employee Retirement Income Security Act, or the rules thereunder. Without the written consent of the optionee, no amendment, suspension or termination of the Plan shall adversely affect any option previously granted under the Plan, but it shall be conclusively presumed that any adjustment or change as provided in Section 7 does not adversely affect any such right.

     12. COMPLIANCE WITH RULE 16B-3. The Plan is intended to comply with Rule 16b-3 as in effect prior to May 1, 1991. Notwithstanding the previous sentence, the Committee may elect at any time to have Rule 16b-3 as in effect after May 1, 1991 apply to the Plan.

     13. NO RIGHT TO CONTINUE AS DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time, or at any particular rate of compensation.

                                   THE ALLEN GROUP INC.
          PROXY                                                         PROXY
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING TO BE HELD ON APRIL 28, 1994

              The undersigned hereby appoints Philip Wm. Colburn, William M. Weaver, Jr. and Wade W. Allen, and each of them (with full power of substitution), as proxies of the undersigned to vote all stock of The Allen Group Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 1994 at 9:30 A.M., and at any adjournment thereof, as designated on the reverse side hereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

          / / CHECK HERE FOR ADDRESS CHANGE.

              NEW ADDRESS: ______________________________________

          _______________________________________________________

          _______________________________________________________

          PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors, Nominees: W. W. Allen, G. A. Chandler, P. Wm. Colburn, J. K. Conway, A. H. Gordon, W. O. Hunt, J. C. Lyons, R. G. Paul,
    C. W. Robinson, R. S. Vokey and W. M. Weaver, Jr.


    / / FOR          / / WITHHOLD          / / FOR ALL (Except Nominee(s)
                                                       written below)
                                                _________________________

2.  Approval of adoption of 1994 Non-Employee Directors Stock Option Plan.

            / / FOR          / / AGAINST          / / ABSTAIN



3. Ratification of appointment of Coopers & Lybrand as auditors for the year ending December 31, 1994.


            / / FOR          / / AGAINST          / / ABSTAIN


              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

                                    Dated ___________________________ , 1994

                        Signature(s)________________________________________

                        ____________________________________________________.
                        Please sign exactly as name appears hereon. Joint owners should each sign personally. Executors, administrators, trustees, attorneys, guardians and officers signing for corporations or partnerships should give full title as such.